PRESS RELEASE PIERIS PHARMACEUTICALS PROVIDES UPDATE ON SERVIER COLLABORATION BOSTON, MA, March 23, 2020 - Pieris Pharmaceuticals, Inc. (NASDAQ: PIRS), a clinical-stage biotechnology company advancing novel biotherapeutics through its proprietary Anticalin® technology platform for respiratory, cancer, and other diseases, today announced an update on its strategic immuno- oncology collaboration with Servier, originally established in 2017. After conducting an extensive portfolio review, Servier has decided to focus on continued and accelerated development of the two most advanced programs, including PRS-344/S095012, and to discontinue development of the two earlier- stage programs in the collaboration. Pieris and Servier will continue the development of PRS-344/S095012, a 4-1BB/PD-L1 bispecific and the lead program in the collaboration. Pieris holds exclusive commercialization rights for PRS-344/S095012 in the United States and will receive royalties on ex-U.S. sales for this program. The companies will also prioritize the development of PRS-352, a preclinical-stage program addressing undisclosed targets, and for which Servier has worldwide rights. Pieris is working to complete the non-GLP preclinical work for that program and expects to hand it over to Servier this year for IND-enabling activities. Pieris will retain all rights to the discontinued programs and will consider development and strategic options with regard to those programs upon reviewing the data generated as part of the collaboration. “We are very pleased with the collaboration with Pieris. Over the past three years, significant progress has been made in the research programs of two drug candidates,” said Patrick Therasse, Head of Servier Research and Development Oncology. “We believe that focusing our joint efforts on the later-stage bispecific programs will drive the greatest value in the collaboration, and we are enthusiastic about the prospect of bringing PRS-344/S095012, the most advanced of these two programs, into the clinic soon. Immuno-oncology is one of the two major axes of Servier's oncology research in order to develop promising innovative and effective treatments for cancer patients.” “Our collaboration with Servier remains a highly productive and valuable one, and we believe that concentrating our efforts towards the development of the more advanced programs will allow us to focus our immuno-oncology pipeline with the added benefit of using our capital more efficiently,” said Stephen S. Yoder, President and Chief Executive Office of Pieris. “Additionally, we have generated promising clinical data in our proprietary 4-1BB-based program, PRS-343, in parallel, and we look forward to leveraging that know-how in the development of PRS-344/S095012 and PRS-352 with Servier.” About Pieris Pharmaceuticals: Pieris is a clinical-stage biotechnology company that discovers and develops Anticalin protein-based drugs to target validated disease pathways in a unique and transformative way. Our pipeline includes inhalable Anticalin proteins to treat respiratory diseases and immuno-oncology multi-specifics tailored for the tumor microenvironment. Proprietary to Pieris, Anticalin proteins are a novel class of therapeutics validated in the clinic and by partnerships with leading pharmaceutical companies. Anticalin® is a registered trademark of Pieris. For more information, visit www.pieris.com. About Servier Servier is an international pharmaceutical company governed by a non-profit foundation, with its headquarters in France (Suresnes). With a strong international presence in 149 countries and a total revenue of 4.6 billion euros in 2019, Servier employs 22,000 people worldwide. Entirely independent, the Group invests on average 25% of its total revenue (excluding generics) every year in research and development and uses all its profits for its development. Corporate growth is driven by Servier’s constant search for innovation in five areas of excellence: cardiovascular, immune-inflammatory, and neurodegenerative diseases, cancer and diabetes, as well as by its activities in high-quality generic drugs. Servier also offers eHealth solutions beyond drug development. More information: www.servier.com Forward Looking Statements: This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the expected timing and potential outcomes of the reporting by the Company of key clinical data from its lead programs, including PRS-344 and PRS-343, references to novel technologies and methods and our business and product development plans, including the advancement of our proprietary and co-development programs into and through the clinic and the expected timing for reporting data or making IND filings related to our programs, including PRS-344 and PRS-352 and the expected timing of the initiation of the next stage of PRS-344’s development. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, including our ability to recruit and enroll patients in our studies; our ability to address the requests of the FDA; competition in the industry in which we operate; delays or disruptions due to the coronavirus; and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Company's Quarterly Reports on Form 10-Q. Pieris Investor Relations Contact: Maria Kelman Director of Investor Relations +1 857 362 9635 kelman@pieris.com Servier Press Contacts: Sonia Marques: presse@servier.com – Tel. +33 (0)1 55 72 40 21 / + 33 (0) 7 84 28 76 13 Jean-Clément Vergeau: presse@servier.com – Tel. +33 (0)1 55 46 16 / +33 6 79 56 75 96